Exhibit 10.12

CLUBCORP HOLDINGS, INC.

2012 STOCK AWARD PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Terms defined in the ClubCorp Holdings, Inc. 2012 Stock Award Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (“Notice of Grant”).

Name:

Address:

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”), subject to the terms and conditions of the Plan, this Notice of Grant and the attached Restricted Stock Unit Agreement (hereinafter “RSU Agreement”) under the Plan, as follows:

Total Number of RSUs:

Date of Grant:

Vesting Commencement Date:

Expiration Date:  The earlier to occur of: (a) the date on which settlement of all vested RSUs granted hereunder occurs and (b) the tenth anniversary of the Date of Grant.

Vesting:

(a)           No RSUs will vest until the earliest to occur of: (i) (x) the date that is six (6) months after the consummation of an Initial Public Offering or (y) the March 15th of the calendar year following the calendar year in which the Initial Public Offering occurs; and (ii) the date of a Change in Control (any of the foregoing (i) and (ii) being an “Initial Vesting Event”).

(b)           The number of RSUs that vest on an Initial Vesting Event shall be calculated as follows: whether or not Participant is in continuous employment or service with the Company and its Affiliates on the Initial Vesting Event, the number of RSUs that shall vest on the Initial Vesting Event shall be equal to the product obtained by multiplying the “Total Number of RSUs” identified above by a fraction, the numerator of which is the number of anniversaries that have elapsed from the Vesting Commencement Date to the date on which Participant is no longer in continuous employment or service with the Company and the denominator of which is three (3).

(c)           If Participant is in continuous employment or service with the Company and its Affiliates on the date of the Initial Vesting Event, then with respect to RSUs that have not vested as of such Initial Vesting Event, vesting shall be determined as follows (each vesting date under this subparagraph (c) being a “Subsequent Vesting Event”): vesting of any unvested RSUs shall continue on each subsequent anniversary of the Vesting Commencement Date at a rate of one third (1/3rd) of the RSUs provided that Participant has been in continuous employment or service with the Company and its Affiliates on each such subsequent anniversary.

(d)           If application of a vesting percentage would cause vesting of a fractional share of Common Stock, then such vesting shall be rounded down to the nearest whole share of Common Stock and such fractional share shall cumulate with any other fractional shares and such fractions shall vest as they aggregate into a whole share of Common Stock.

Settlement: Within five (5) days following the occurrence of the Initial Vesting Event or any Subsequent Vesting Event as set forth above, RSUs that vest as of the Initial Vesting Event or any Subsequent Vesting Event shall be settled; provided, however, that if the Initial Vesting Event is the event described in clause (y) of subparagraph (a) above, the RSUs that vest on such date shall be settled on the date of such Initial Vesting Event. Settlement means the delivery of the shares of Common Stock vested under an RSU. Settlement of vested RSUs shall occur whether or not Participant is employed or providing services to the Company and its Affiliates at the time of settlement.

Participant understands that his or her employment or consulting relationship with the Company and its Affiliates is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice of Grant, the RSU Agreement or the Plan changes the at-will nature of that relationship. Participant acknowledges that the vesting of the RSUs pursuant to this Notice of Grant is conditioned on the occurrence of the Initial Vesting Event or a Subsequent Vesting Event, as applicable. Participant also understands that this Notice of Grant is subject to the terms and conditions of both the RSU Agreement and the Plan, both of which are incorporated herein by reference.  Participant has read this Notice of Grant, the RSU Agreement and the Plan.

PARTICIPANT	CLUBCORP HOLDINGS, INC.

2

CLUBCORP HOLDINGS, INC.

RESTRICTED STOCK UNIT AGREEMENT UNDER THE

2012 STOCK AWARD PLAN

Terms defined in the ClubCorp Holdings, Inc. 2012 Stock Award Plan (the “Plan”) shall have the same meanings in this Restricted Stock Unit Agreement (the “Agreement”).

You have been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Grant (“Notice of Grant”) and this Agreement.

1.             No Stockholder Rights.  Unless and until such time as the shares of Common Stock are issued in settlement of vested RSUs, Participant shall have no ownership of the shares of Common Stock allocated to the RSUs and shall have no right to dividends or to vote such shares of Common Stock.

2.             Dividend Equivalents.  Dividends, if any (whether in cash or shares of Common Stock), shall not be credited to Participant.

3.             No Transfer.  The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

4.             Termination.  If Participant’s employment or service terminates with the Company and its Affiliates for any reason, all RSUs for which vesting is no longer possible under the terms of the Notice of Grant and this Agreement shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate.  In case of any dispute as to whether such termination has occurred, the Committee shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

5.             Acknowledgement.  The Company and Participant agree that the RSUs are granted under and governed by the Notice of Grant, this Agreement and by the provisions of the Plan (incorporated herein by reference).  Participant: (i) acknowledges receipt of a copy of each of the foregoing documents, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant.

6.             Withholding of Tax.  When the RSUs are vested and/or settled the total fair market value of the aggregate number of shares of Common Stock issued to Participant is treated as income subject to withholding by the Company for income and/or employment taxes.  The Company shall withhold an amount equal to the tax due at vesting and/or settlement from Participant’s other compensation or require Participant to remit to the Company an amount equal to the tax then due.  In its sole discretion, the Company may instead withhold a number of shares of Common Stock otherwise issuable to Participant with a fair market value (determined on the date the shares of Common Stock are issued) equal to the minimum amount the Company is then required to withhold for taxes.  Participant should consult his or her personal tax advisor for more information on the actual and potential tax consequences of this RSU.

7.             Limitations on Transfer of Shares of Common Stock.  Prior to the issuance of any shares of Common Stock upon the vesting and/or settlement of any RSUs, the Company may require Participant to execute a written instrument, in form and substance reasonably satisfactory to the Company, pursuant to which Participant agrees to be bound by the terms and conditions of any stockholders agreement of the Company then in effect (a “Stockholders Agreement”).

8.             Compliance with Laws and Regulations.  The issuance of shares of Common Stock will be subject to and conditioned upon compliance by the Company and Participant (including any written representations, warranties and agreements as the Committee may request of Participant for compliance with applicable laws) with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

9.             Legend on Certificates.  The certificates representing the shares of Common Stock issued hereunder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, this Agreement or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such shares of Common Stock are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

10.          Successors and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

11.          Entire Agreement.  The Plan and Notice of Grant are incorporated herein by reference.  The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

12.          Market Standoff Agreement.  If required by the Company (or a representative of the underwriter(s)) in connection with the first underwritten registration of the offering of any equity securities of the Company under the Securities Act, for a specified period of time, Participant shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of the Common Stock acquired by Participant hereunder, and shall execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto.  In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to such shares until the end of such period.

13.          No Rights as Employee, Director or Consultant.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or an Affiliate of the Company, to terminate Participant’s employment or service, for any reason, with or without Cause.

14.          Information to Participants.  If the Company is relying on an exemption from registration under Section 12(h)-1 of the Exchange Act and such information is required to be provided by such Section 12(h)-1, the Company shall provide the information described in Rules 701(e)(3), (4), and (5) of the Securities Act by a method allowed under Section 12(h)-1 of the Exchange Act in accordance with Section 12(h)-1 of the Exchange Act, provided that Participant agrees to keep the information confidential.

By your signature and the signature of the Company’s representative on the Notice of Grant, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and this Agreement.  Participant has reviewed the Plan, the Notice of Grant and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice of Grant and this Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan, the Notice of Grant and this Agreement.  Participant further agrees to notify the Company upon any change in Participant’s residence address.

PARTICIPANT	CLUBCORP HOLDINGS, INC.